Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,408,318)
Unrealized Gain (Loss) on Market Value of Futures	(5,081,142)
Dividend Income	342
Interest Income	5,503
ETF Transaction Fees	700
Total Income (Loss)	$(6,482,915)

Expenses
General Partner Management Fees	$34,184
Professional Fees	5,327
Brokerage Commissions	1,002
Non-interested Directors' Fees and Expenses	420
Prepaid Insurance Expense	267
NYMEX License Fee	855
Total Expenses	$42,055
Net Income (Loss)	$(6,524,970)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$72,803,280
Additions (150,000 Shares)	2,882,002
Net Income (Loss)	(6,524,970)

Net Asset Value End of Month	$69,160,312
Net Asset Value Per Share (3,600,000 Shares)	$19.21

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612